Exhibit 99.1

December 31, 2019
Dear KBS REIT III Stockholder:
On December 4, 2019, KBS Real Estate Investment Trust III, Inc.’s (the “REIT”) board of directors approved an updated estimated value per share of the REIT’s common stock of $11.65. This estimated value per share is based on the estimated value of the REIT’s assets less the estimated value of the REIT's liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2019, with the exception of certain adjustments described below and in the REIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2019 (“the Valuation 8-K”).1 The $11.65 estimated value per share approximates the mid-range value of the range in estimated value per share calculated by Duff & Phelps and was recommended by KBS Capital Advisors LLC, the REIT’s external advisor (the “Advisor”), and the REIT’s conflicts committee. The range in estimated value per share and the estimated value per share were based on appraisals of the REIT’s real estate properties performed by Duff & Phelps, a third-party real estate valuation firm, a valuation of the REIT’s investment in units of Prime US REIT performed by Duff & Phelps and the Advisor’s valuations of the REIT’s other assets and liabilities.
The new estimated value per share reflects adjustments to the REIT’s September 30, 2019 net asset value to give effect to (i) the October 23, 2019 authorization of a special dividend of $0.80 per share on the outstanding shares of common stock of the REIT to the stockholders of record as of the close of business on November 4, 2019 (the “Special Dividend”) and (ii) the change in the estimated value of the REIT’s investment in units of Prime US REIT as of December 3, 2019.
The estimated value per share did not include an enterprise (portfolio) premium or discount. Consideration was given to any potential subordinated participation in cash flows that would be due to the Advisor in a hypothetical liquidation if the required stockholder return thresholds are met. The Advisor estimated the fair value of this liability to be $29.8 million or $0.17 per share as of the valuation date and included the impact of this liability in its calculation of the estimated value per share.
I am pleased to report that excluding the impact of the Special Dividend, the estimated value per share of common stock would be $12.45, a 3.5% increase over the $12.02 estimated value approved on December 3, 2018. This increase in value is in addition to annualized monthly distributions paid of $0.65 per share.
Portfolio Update
The effective increase in value (excluding the impact of the Special Dividend) was primarily driven by an increase in the total appraised value of the REIT’s real estate properties versus a year earlier. With respect to real estate values, the following properties experienced the most significant changes in value in 2019:
Hardware Village, Salt Lake City, Utah The appraised value increased $31.9 million, or 22.9%, compared to prior year appraised value plus capital expenditures due to the following:
•Due to the timing of construction completion, the current appraisal assumes an end of year 1 stabilization vs. the prior year appraisal assuming a mid-to-end of year 2 stabilization.
•Increase of approximately 3.9% to the year 1 rental rates in the current appraisal (which is in line with leases being signed) vs. the prior appraisal.
•Discount rate used in the appraisal improved 150 bps from the prior year to account for the property now being substantially completed and the shortened stabilization timing following construction. As of September 30, 2019, the West Building was 65% leased.

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1 For more information on the estimated value per share, including a full description of the limitations, methodologies and assumptions used to value the REIT’s assets and liabilities, and used in the calculation of the estimated value per share, see the Valuation 8-K. In addition, you can view the December 2019 Valuation Update Presentation online at kbs-cmg.com, by clicking on “View Offering” under “KBS Real Estate Investment Trust III.”

800 Newport Center Drive, Suite 700, Newport Beach, CA 92660 | Tel 949.417.6500

Domain Gateway, Austin, Texas The appraised value increased $27.7 million, or 34.8%, compared to prior year appraised value plus capital expenditures due to the following:
•Since the last appraisal, KBS has signed a lease with Indeed Inc. to lease the entire building on a 13-year lease term with minimal downtime between leases. In-place rents increased from approximately $22.35/sf NNN to $35.00/sf NNN.
•Investor appetite for office product in Austin remains strong as Austin is among the most sought after and healthiest office markets in the country. This is evidenced by record shattering price per foot sale numbers across the market including valuations approaching $850 per square foot in the Central Business District (“CBD”).
•The increased term resulting from Indeed’s lease has contributed to a significant decrease in the cap rate and discount rate applied to the property; this is further supported by a decreasing interest rate environment and a national demand for long-term credit tenancy.
515 Congress, Austin, Texas The appraised value increased $15.7 million, or 11.2%, compared to prior year appraised value plus capital expenditures due to the following:
•Market rental rates have increased between appraisal periods in Austin, particularly within the CBD. Year 1 net rental rates between the current and prior year appraisals increased by 14% from $35.00 psf to $40.00 psf, which is in line with leases being signed.
•Demand for office product in Austin remains strong. The price per foot sale numbers is record high across the market including valuations approaching $850 per square foot in the CBD.
•Strong demand for CBD office space has allowed the property to outperform the 2018 appraisal leasing assumptions.
The Almaden and Ten Almaden, San Jose, California Collectively, the appraised values for these two properties increased $32.2 million, or 8.3%, compared to prior year appraised value plus capital expenditures due to the following:
•Market rental rates have increased significantly between appraisal dates in Downtown San Jose. At both properties, the appraiser’s year 1 net rental rates between the current and prior year appraisals increased by 13% from an average of $49.70 psf to $56.30 psf, which is in line with leases being signed.
•Investor appetite for office product in Downtown San Jose is among the most sought after and healthiest office markets in the country. The price per foot sale numbers is record high across the market including one of the Class A office tower trading for $667 per square foot in June 2019 in the CBD despite being only 70% leased.
•Jay Paul Co. has taken over 845,000 sf of office space in the market while they master plan their future development, causing a sharp decrease in office availability in downtown San Jose.
Park Place Village, Kansas City, Kansas The appraised value decreased $14.1 million, or 11.9%, compared to prior year appraised value plus capital expenditures due to the following:
•Lack of leasing in the property’s retail space negatively affected value, with market retail rents dropping from $40-$45/sf gross to $30-$45/sf gross.
•General vacancy was increased from 4% to 7% to account for the current South Johnson County Class A vacancy rate of 11.9%.
•The 2019 appraisal includes $2.3 million of leasing costs associated with a possible AMC extension. This was not previously underwritten and since the terminal cap rate and discount rate remained unchanged, caused a negative impact to value. The lack of change in cap rate and discount rate with AMC’s lease is primarily due to the lack of investor appetite for core-plus office property, especially those in tertiary markets such as suburban Kansas City.
RBC Plaza, Minneapolis, Minnesota The appraised value decreased $13.1 million, or 7.8%, compared to prior year appraised value plus capital expenditures due to the following:
•RBC Capital Markets will vacate approximately 280,000 sf on November 30, 2021 as they are relocating to a new development. As a result, the value was reduced due to the expected downtime and re-tenanting costs that will follow.
•We have proposals out to multiple groups to backfill potentially all of RBC’s 2021 expiration space well ahead of RBC’s lease expiration. Once some or all of that backfill space is secured, we expect an increase in the property’s valuation at that time.
•RBC has indicated a need for a holdover period which we are in the process of negotiating with them at this time as part of our discussions with at least one of our current backfill prospects.

Final Remarks
Overall, we are incredibly pleased with the performance of this high-quality portfolio. Other key highlights during the past several months include the following: 1) Completing the sale of 11 properties to Prime US REIT, a publicly listed REIT on the Singapore SGX Exchange, for a $1.2 billion sale price, which sales price was set-off in part against the REIT’s investment in units of Prime US REIT. 2) Signing a lease with Indeed Inc. for the entire space of 183,911 sf at Domain Gateway. 3) Signing an expansion lease with Accenture for 263,718 sf at Accenture Tower in downtown Chicago.
We are looking forward to another successful year in 2020. Our primary focus is to provide enhanced stockholder liquidity, complete major capital projects that will continue to allow the portfolio to attract quality tenants, lease-up and stabilize all properties including the Hardware Village property, continue to generate operating cash flows while providing an attractive dividend and continue to monitor properties in the portfolio for beneficial sale opportunities in order to maximize value. Additionally, the REIT’s board of directors has finalized a review of strategic alternatives in an effort to further enhance stockholder liquidity and maximize stockholder value and has determined to pursue a conversion into an NAV REIT. The REIT is submitting to stockholders for their approval two proposals related to the REIT’s conversion to an NAV REIT. In light of the proxy process for NAV conversion, the REIT will be suspending the share redemption program for ordinary redemptions in January 2020 with the intent to provide a substantial amount of liquidity after the stockholder vote via an expansion of the share redemption program, one or more tender offers or a special distribution. We have in excess of $300 million remaining from the proceeds of the Singapore portfolio sale (after considering the $40 million used to expand the share redemption program in 2019 and the $48 million of cash used in the Special Dividend), and the REIT will consider using all of the remaining net proceeds for a variety of stockholder liquidity options depending on shareholder demand for liquidity.
Thank you for your continued confidence and support of KBS REIT III. I look forward to providing you with future updates.
Sincerely,
Charles J. Schreiber, Jr.
Chief Executive Officer

IMPORTANT INFORMATION FOR STOCKHOLDERS
ADDITIONAL INFORMATION AND WHERE TO FIND IT
The information contained herein should be read in conjunction with, and is qualified by, the information in the REIT’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), Quarterly Reports on Form 10-Q for the periods ended June 30, 2019 and September 30, 2019 (the “Quarterly Reports”) and preliminary proxy statement filed with the SEC on December 12, 2019 (the “Preliminary Proxy Statement”), including the “Risk Factors” contained therein.
On December 12, 2019, the REIT filed a Preliminary Proxy Statement and the REIT plans to file a definitive proxy statement for its Annual Meeting of Stockholders with the SEC. The definitive proxy statement will be sent or given to the REIT’s stockholders and will contain information about the proposals to be voted on by the REIT’s stockholders at the Annual Meeting of Stockholders, including information relating to two proposals related to the REIT’s conversion to an NAV REIT: the amendment of the REIT’s charter and the acceleration of the payment of incentive compensation to the Advisor. This letter does not constitute a solicitation of any vote or proxy from any stockholder of the REIT. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE REIT’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS. Stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the REIT’s Annual Report on Form 10-K for the year ended December 31, 2018 (which will be sent or given to the REIT’s stockholders with the definitive proxy statement), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the REIT’s website at www.kbsreitiii.com, or by directing a request by mail to KBS Capital Markets Group Investor Relations, 800 Newport Center Drive, Suite 700, Newport Beach, CA 92660, or by calling the Broadridge proxy help line at (855) 643-7458.
PARTICIPATION IN THIS SOLICITATION
The REIT, its directors and executive officers, the Advisor and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the REIT’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the amendment of the REIT’s charter and the acceleration of the payment of incentive compensation to the Advisor. Information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the solicitation, is included in the REIT’s Preliminary Proxy Statement and will be included in the definitive proxy statement in connection with the Annual Meeting of Stockholders. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The REIT may fund distributions from any source, including, without limitation, offering proceeds or borrowings. Distributions paid through September 30, 2019 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s estimated value per share. The appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the REIT’s investment in units of Prime US REIT assumes a discount for the holding period risk attributable to transfer restrictions and blockage due to the quantity of units held by the REIT and such discount is driven by trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the REIT’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Advisor and the REIT, are the respective party’s best estimates as of September 30, 2019, December 3, 2019 or December 4, 2019, as applicable, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Appraised properties, the valuation of the REIT’s investment in units of Prime US REIT and the estimated value per share. Further, the REIT can make no assurances with respect to the future value appreciation of its properties and ultimate return to stockholders.
Stockholders may have to hold their shares for an indefinite period of time. The REIT can provide no assurance that it will be able to provide additional liquidity to stockholders. The REIT’s conflicts committee, which is composed of all of its independent directors, has approved the pursuit of the REIT’s conversion to a perpetual-life NAV REIT, which includes submitting to stockholders for their approval two proposals related to the REIT’s conversion to an NAV REIT. However, even if these proposals are approved by the REIT’s stockholders, implementation of these proposals and the REIT’s conversion to an NAV REIT remain subject to further approval of the conflicts committee and board of directors, and regulatory, market or business considerations may influence the REIT to delay the implementation of the NAV REIT conversion or abandon the REIT’s conversion to an NAV REIT. Even if the REIT converts to an NAV REIT, there is no assurance that the REIT will successfully implement its strategy.
These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Annual Report, in Part II, Item 1A of the Quarterly Reports, and in the Preliminary Proxy Statement.